UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2020

Everspin Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37900	26-2640654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5670 W. Chandler Blvd.

Suite 100

Chandler, Arizona 85226

(Address of principal executive offices, including zip code)

(480) 347-1111

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	MRAM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K (this “Form 8-K/A”) amends the Current Report on Form 8-K of Everspin Technologies, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission on December 15, 2020 (the “Original Form 8-K”), which reported, among other things, the appointment of Darin Billerbeck to serve as Interim Chief Executive Officer of the Company. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed solely to provide information called for in Item 5.02(c)(3) of Form 8-K that had not been determined at the time of filing of the Original Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported in the Original Form 8-K, on December 14, 2020, Kevin Conley notified the Board of Directors (the “Board”) of the Company of his decision to resign as President and Chief Executive Officer of the Company. In connection with Mr. Conley’s resignation, the Board appointed Mr. Billerbeck to serve as Interim Chief Executive Officer of the Company.

On December 30, 2020, the Company and Mr. Billerbeck entered into an offer letter (the “Offer Letter”) relating to Mr. Billerbeck’s employment with the Company as its Interim Chief Executive Officer, which includes a management director position on the Board. While the Company previously reported in the Original Form 8-K that Mr. Billerbeck would serve as Interim Chief Executive Officer of the Company, effective January 30, 2021, the Company determined to accelerate Mr. Billerbeck’s start date. Accordingly, the Offer Letter provides that Mr. Billerbeck’s employment will be deemed to have commenced on January 1, 2021. Pursuant to the Offer Letter, Mr. Billerbeck will receive a base salary of $400,000 per year and will be eligible to participate in the Company’s 2021 executive bonus program, subject to the review and discretion of the Company’s compensation committee and Mr. Billerbeck being employed at the time of any bonus payout. Additionally, Mr. Billerbeck will receive an initial grant of 75,000 restricted stock units (“RSUs”), with vesting to occur at a rate of 6,250 RSUs per month so long as Mr. Billerbeck continues in the role of Interim Chief Executive Officer. The Offer Letter also provides that Mr. Billerbeck will be entitled to, among other things, vacation, a monthly stipend of approximately $2,500 to cover the cost of executive housing and certain employee benefits under standard Company plans and policies. Pursuant to the Offer Letter, Mr. Billerbeck has agreed to certain undertakings regarding confidentiality and non-competition.

The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everspin Technologies, Inc.
Dated: December 31, 2020

	By:	/s/ Daniel Berenbaum
Daniel Berenbaum
Chief Financial Officer